Exhibit 10.2

Amendment to Employment Agreement

This Amendment to the Employment Agreement (“Amendment”) is entered into by and between Michael J. Cyrus (the “Executive”) and Cinergy effective as of May 24, 2005.

WHEREAS, Executive and Cinergy entered into an Employment Agreement dated September 12, 2002 (“Employment Agreement”);

WHEREAS, the parties believe that a reassignment of responsibilities is appropriate and mutually beneficial;

NOW, THEREFORE, BE IT RESOLVED That the Employment Agreement is amended as follows, effective as of the date first specified above:

1.                                       Recital A and Section 2(a) of the Employment Agreement is hereby amended by substituting the phrase “Chief Executive Officer of the Commercial Business Unit of Cinergy” for “Chief Executive Officer of the Regulated Businesses Business Unit” such that the position held by Executive shall be Executive Vice President of the Company and Chief Executive Officer of the Commercial Business Unit of Cinergy.

2.                                       This Amendment shall revise the specific duties of the Executive only, and shall not otherwise affect the validity or enforceability of the Employment Agreement.

3.                                       This Amendment is effective on the date hereof and will continue in effect as provided in the Employment Agreement.

4.                                       Capitalized words or terms used in this Amendment that are not herein defined shall have the meaning given to such term in the Employment Agreement.

IN WITNESS WHEREOF, the Executive and Cinergy have caused this Amendment to be executed as of the Effective Date.

CINERGY SERVICES, INC.

By:	/s/ JAMES E. ROGERS
James E. Rogers
Chairman and
Chief Executive Officer

EXECUTIVE

/s/ MICHAEL J. CYRUS
Michael J. Cyrus